UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

August 14, 2008
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

NDS GROUP PLC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

England and Wales	000-30364	Not applicable
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

One Heathrow Boulevard, 286 Bath Road, West Drayton,
Middlesex, United Kingdom UB7 0DQ
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

+44 20 8476 8000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 on Form 8-K/A amends and restates the registrant’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on August 20, 2008 (the “Original 8-K”) to insert the Rule 14a-12 legend that was omitted from the Original 8-K. No other changes to the Original 8-K have been made in this Amendment No. 1.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) Implementation Agreement

On August 14, 2008, NDS Group plc (the "Company"), Nuclobel Lux 1 S.à r.l., a company incorporated in Luxembourg, and Nuclobel Lux 2 S.à r.l., a company incorporated in Luxembourg (together the "Permira Newcos"), NDS Finance Limited, a private company registered in England and Wales ("NDS Finance"), News Corporation, a Delaware corporation ("News") and NDS Holdco Inc., a Delaware corporation ("NDS Holdco"), entered into an agreement providing for, subject to the satisfaction or waiver of certain conditions, transactions the result of which the Company will cease to be a publicly owned company, and the Permira Newcos and News will own approximately 51% and 49% of the Company, respectively (the "Implementation Agreement").

Generally, the Implementation Agreement provides for (i) the cancellation of 2.3 billion ordinary shares, par value $1.00 per share, in the capital of NDS Finance and the declaration and payment by NDS Finance to the Company of a dividend in the amount of up to approximately $1,347 million (the "NDS Finance Capital Reduction"), (ii) the cancellation of all 42,000,002 deferred shares, par value £1.00 per share, of the Company for no consideration and the re-registration of the Company as a private company, (iii) the cancellation of the Series A ordinary shares, par value $0.01 per share, of the Company (the "A Shares") in consideration of the payment of $63.00 per share to the holders of A Shares, (iv) the cancellation of approximately 67 per cent of the Series B ordinary shares, par value $0.01 per share, of the Company (the "B Shares") in exchange for the payment to NDS Holdco of $63.00 per share in a mix of cash of approximately $1.522 billion and a $242 million vendor loan note and (v) the issuance of new B Shares representing 51% of the Company's then outstanding B Shares to the Permira Newcos (collectively, the "Proposed Transactions"). The Proposed Transactions are to be implemented by way of a Court-approved scheme of arrangement (the "Scheme") under Part 26 of the United Kingdom Companies Act 2006 (the "Act").

The Implementation Agreement contains customary representations, warranties and covenants made by the parties. The parties have undertaken to take certain steps to implement the Scheme and implement the NDS Finance Capital Reduction. Additionally, the Proposed Transactions are subject to certain conditions, including, among others:

•
the approval of the Scheme by the affirmative vote of a majority in number of the holders of A Shares voting, representing 75 per cent in value of the A Shares voted, at the meeting ("Court Meeting") convened by the High Court of Justice in England and Wales (the "Court");

•	the approval of the resolutions necessary to implement the Scheme at an Extraordinary General Meeting of Shareholders of the Company (the "EGM");

•	the sanction of the Scheme and the confirmation of the capital reduction involved therein by the Court;

•	the issuance by the European Commission of a decision (or having been deemed to have done so) declaring the Proposed Transactions compatible with the EC Common Market;

•
the unconditional approval of the Proposed Transactions, or the approval with conditions or obligations as are deemed satisfactory to the Permira Newcos and News, being given by the relevant controller pursuant to the Israeli Restrictive Business Practices Law 5748-1988;

•
there having been no material adverse change or deterioration in the business, assets, financial or trading position or profits or operational performance of the Company or any of its subsidiaries (the "NDS Group") since June 30, 2008; and

•
the Company having available to it sufficient distributable profits and freely available cash in excess of its working capital requirements to enable it to pay all amounts payable by it in connection with the Scheme.

The obligations of News and NDS Holdco to consummate the Scheme are further subject to the prior satisfaction, or waiver to the extent permitted by law, of the following conditions:

•	the Internal Revenue Service having issued a letter ruling to News regarding certain tax consequences to News of the Scheme; and

•	certain assurances regarding the status of the Company immediately following the Scheme becoming effective to avoid certain adverse tax consequences.

The Implementation Agreement prohibits the Company and News from soliciting or encouraging competing proposals. The Company may, subject to the terms and conditions set forth in the Implementation Agreement, provide information to and negotiate with, a third party that makes an unsolicited acquisition proposal provided the independent committee formed by the Company's board of directors concludes that the failure to take such action would be in breach of their fiduciary duties or would violate their obligations under the Implementation Agreement, the Act or the United Kingdom Companies Act 1985, as amended. The Implementation Agreement also contains certain restrictions on the conduct of business by the Company prior to the earlier of the implementation of the Scheme or the termination of the Implementation Agreement.

The Implementation Agreement contains certain termination rights for the parties, including, among other things, the right of the Permira Newcos or News, acting in their absolute discretion, to terminate the Implementation Agreement if there is a failure of certain conditions. Furthermore, the parties may terminate the Implementation Agreement if the Scheme has not become effective by February 25, 2009.

If the Scheme becomes effective, the Company will bear all costs on the basis agreed between the parties to the Implementation Agreement. If the Scheme fails to become effective, each party will bear its own legal, financial advisory, accountancy and other costs and expenses incurred in connection with the implementation of the Proposed Transactions, subject to certain exceptions.

The foregoing description of the Implementation Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement. A copy of the Implementation Agreement is filed as Exhibit 2.1 and is incorporated by reference in this Item 1.01.

(b) Facilities Agreements

On August 14, 2008, NDS Finance, a wholly owned subsidiary of the Company, entered into (a) a senior credit agreement (the "Senior Facilities Agreement") and (b) a mezzanine credit agreement (the "Mezzanine Facility Agreement" and together with the Senior Facilities Agreement, the "Facilities Agreements"), in each case among NDS Finance, J.P. Morgan plc and Morgan Stanley Bank International Limited as mandated lead arrangers (the "Mandated Lead Arrangers"), JPMorgan Chase Bank, N.A., London Branch and Morgan Stanley Bank (and, in the case of the Senior Facilities Agreement only, Morgan Stanley Bank International Limited) as original lenders and J.P. Morgan Europe Limited as facility agent and security agent (and, in the case of the Senior Facilities Agreement only, JPMorgan Chase Bank, N.A., London Branch as issuing bank).

The Senior Facilities Agreement provides for senior secured credit facilities (the "Senior Facilities") of up to $1.04 billion comprising $890 million term loan facilities (consisting of three tranches in the amount of $300 million ("Facility A"), $295 million ("Facility B") and $295 million ("Facility C")) and a $150 million revolving facility (the "Revolving Facility"). The Mezzanine Facility Agreement provides for a mezzanine secured credit facility (the "Mezzanine Facility" and together with the Senior Facilities, the "Debt Facilities") of up to $385 million.

Each of the term loan facilities drawn under the Facilities Agreements bears an interest rate in the aggregate of (a) the applicable margin, (b) LIBOR or EURIBOR, as applicable, and (c) applicable mandatory regulatory costs (if any), in each case (other than in respect of the capitalizing portion of the interest rate attributable to loans under the Mezzanine Facility Agreement (see below)) payable at the end of each interest period during the term of the applicable loan. The capitalizing portion of the interest rate payable under the Mezzanine Facility Agreement is added to the principal amount of the Mezzanine Facility at the end of each interest period during the term of the applicable loan. Unless an alternative interest period has been selected in accordance with the terms of the Facilities Agreements, the interest period for each term loan facility under the Facilities Agreements is one month. In respect of the Senior Facilities Agreement, for loans made under Facility A and the Revolving Facility the margin is 3.0 per cent per annum, for loans made under Facility B the margin is 3.5 per cent per annum and for loans made under Facility C the margin is 4.0 per cent per annum. In respect of Facility A, Facility B and the Revolving Facility, step-downs in the interest rate are applied depending on the debt coverage ratio. For loans made under the Mezzanine Facility Agreement, the margin is the aggregate of a cash-pay margin of 5.0 per cent per annum and a capitalizing margin of 5.5 per cent per annum.

Loans made under Facility A are to be repaid in semi-annual installments beginning on December 31, 2009 and ending on the date falling seven years from the date of first drawdown of the Debt Facilities (the "Funding Date"). Loans made under Facility B and Facility C are to be repaid in a single installment on the date falling seven and one half years from the Funding Date and eight years from the Funding Date, respectively. Loans made under the Revolving Facility are to be repaid on the last day of each interest period during the seven-year term of the Revolving Facility, which term begins on the Funding Date. In respect of the Mezzanine Facility Agreement, loans are to be repaid in a single installment on the date falling nine years from the Funding Date.

The Facilities Agreements contain customary representations and warranties, affirmative and negative covenants and events of default (subject to appropriate qualifications, thresholds, materiality, exceptions, reasonableness and references to material adverse effect) and certain customary financial covenants. In certain circumstances, during the period of 90 days from the Funding Date (the "Clean-up Period"), certain events of default will not apply to the extent that such events of default (or any representation or undertaking relating to such events of default) relate only to a member of the NDS Group (other than NDS Finance). Subject to any applicable grace periods or cure rights and to certain specified exceptions (including, without limitation, the expiry of the Certain Funds Period (as defined in the Facilities Agreements) and the Clean-up Period), on and at any time after the occurrence of an event of default which is continuing the relevant facility agent may, and shall if so directed by lenders representing at least 66⅔ per cent of the total commitments under the relevant Debt Facilities, accelerate the relevant Debt Facilities by notice to NDS Finance.

Subject to the satisfaction of certain specified conditions, the Debt Facilities will be available to NDS Finance for the purpose of, among other things, financing in part the Proposed Transactions from August 14, 2008 to the earlier of (a) the date falling 15 days after the Funding Date, (b) the date on which the Scheme lapses or is withdrawn and (c) February 27, 2009.

Subject to certain limitations, all obligations (the "Relevant Obligations") under or in respect of the Debt Facilities and under any interest rate protection, currency exchange, or other hedging or swap arrangement entered into with a lender of any of the Debt Facilities or any of such lender's affiliates are, or are to be, unconditionally guaranteed jointly and severally (a) from August 14, 2008, by NDS Finance, (b) from the date of their accession to the Facilities Agreements as guarantors (which shall be prior to the Funding Date), by the Company and certain subsidiaries of NDS Finance incorporated in the United Kingdom and (c) from the date of their accession to the Facilities Agreements as guarantors (which shall be after the consummation of the Proposed Transactions), by each borrower and each of the existing and subsequently acquired or organized material direct and indirect, wholly owned subsidiaries of the Company.

Subject to certain limitations, the Relevant Obligations will be secured by first priority liens on substantially all the present and after-acquired material assets of each borrower and any guarantor of the Debt Facilities.

The Facilities Agreements constrain the ability of NDS Finance and, from the date of its accession to the Facilities Agreements as a guarantor (which shall be prior to the Funding Date), will constrain the ability of the Company to waive or amend the conditions to the Scheme by requiring, among other things, that except in certain specific circumstances NDS Finance and the Company will not without the consent of J.P. Morgan Europe Limited as facility agent in respect of the Senior Facilities and separately in respect of the Mezzanine Facility (acting on the instructions of lenders representing at least 66⅔ per cent of the total commitments under each of the Senior Facilities and the Mezzanine Facility, respectively) (a) agree to amend, waive, revise, withdraw or agree to decide not to enforce in whole or in part any material term or material condition (including, without limitation, the conditions relating to competition clearances by the European Commission and pursuant to the Israeli Restrictive Business Practices Law 5748-1988) of the Scheme where its agreement is required for such amendment, waiver, revision, withdrawal or decision, or (b) increase, or allow any increase in, the purchase price payable per share in the Company above that agreed between the Mandated Lead Arrangers and the Company.

The foregoing description of the Facilities Agreements does not purport to be complete, and is qualified in its entirety by reference to such agreements. Copies of the Senior Facilities Agreement and the Mezzanine Facility Agreement are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference in this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01(b) above is incorporated by reference in this Item 2.03.

Important Additional Information Will Be Filed With the SEC
NDS will file a proxy statement with the Securities and Exchange Commission. Shareholders are advised to read the proxy statement if and when it becomes available, because it will contain important information about the proposed transaction and the parties thereto. Shareholders may obtain a free copy of the proxy statement (if and when available) and other documents filed by NDS at the Securities and Exchange Commission's Web site at http://www.sec.gov and from NDS.

NDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information concerning the interests of NDS’ participants in the solicitation, which may be different than those of NDS shareholders generally, is set forth in NDS' proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1	Implementation Agreement, by and among Nuclobel Lux 1 S.àr.l., Nuclobel Lux 2 S.àr.l., NDS Group plc, NDS Finance Limited, News Corporation and NDS Holdco Inc. dated August 14, 2008.

10.1
Senior Debt Facilities Agreement, by and among NDS Finance Limited, J.P. Morgan plc, Morgan Stanley Bank International Limited, J.P. Morgan Europe Limited, JPMorgan Chase Bank, N.A., London Branch and J.P. Morgan Europe Limited, dated August 14, 2008.

10.2
Mezzanine Debt Facilities Agreement, by and among NDS Finance Limited, J.P. Morgan plc, Morgan Stanley Bank International Limited, J.P. Morgan Europe Limited, JPMorgan Chase Bank, N.A., London Branch and J.P. Morgan Europe Limited, dated August 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDS GROUP PLC (REGISTRANT)

By:	/s/ Alexander Gersh
Alexander Gersh
Chief Financial Officer

Dated: November 4, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Implementation Agreement, by and among Nuclobel Lux 1 S.à r.l., Nuclobel Lux 2 S.à r.l., NDS Group plc, NDS Finance Limited, News Corporation and NDS Holdco Inc. dated August 14, 2008.

10.1
Senior Facilities Agreement, by and among NDS Finance Limited, J.P. Morgan plc, Morgan Stanley Bank International Limited, J.P. Morgan Europe Limited, JPMorgan Chase Bank, N.A., London Branch and J.P. Morgan Europe Limited, dated August 14, 2008.

10.2
Mezzanine Facility Agreement, by and among NDS Finance Limited, J.P. Morgan plc, Morgan Stanley Bank International Limited, J.P. Morgan Europe Limited, JPMorgan Chase Bank, N.A., London Branch and J.P. Morgan Europe Limited, dated August 14, 2008.